EXHIBIT 3.1



                              AMENDMENT TO RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            TRIDENT ROWAN GROUP, INC.



         Trident Rowan Group, Inc., a Maryland corporation having its principal office in Sommerset, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         1. The name of the Corporation is Trident Rowan Group, Inc.

         2. The Amended and Restated Articles of Incorporation of the Corporation are hereby amended by striking out Article 5 thereof and by inserting in lieu thereof the following new Article 5:

                  "5. (a) The number of directors of the Corporation shall be such as shall be fixed from time to time by, or in the manner provided in the By-laws; provided, however, that the number of directors of the Corporation shall number no less than eleven (11) for so long as Finprogetti S.p.A. is a beneficial owner of shares of the Corporation's Common Stock and shall not have completed the sale of 1,635,000 shares of Common Stock to Tamarix Investors, IDC ("Tamarix") pursuant to that certain Agreement to Purchase Common Stock dated March 7, 1997, unless waived by Tamarix, and thereafter shall number no less than ten (10);

                  (b) At least three (3) directors of the Corporation shall not be employees of or affiliated with the Corporation or any of its subsidiaries, or of any shareholder or affiliate thereof; all of whom shall be persons of good character, experienced in business matters, and reasonably acceptable to Tamarix;

                  (c) The Board of Directors of the Corporation shall be divided into three (3) classes as nearly equal its members as possible. Except as follows, such class will serve for three years until such year's annual meeting of shareholders and until their successors shall be elected and qualified. The Initial Class I directors elected at the Annual Meeting of Shareholders held in 1997 shall serve until the 1998 Annual Meeting of Shareholders, the initial Class II directors elected at the Annual Meeting of Shareholders held in 1997 shall serve until the 1999 Annual Meeting of Shareholders and the initial Class II directors elected at the Annual Meeting of Shareholders held in 1997 shall serve until the 2000 Annual Meeting of Shareholders; and

                  (d) Tamarix may nominate, so long as it is the record owner of
(i) not less than 1,000,000 shares of the Corporation's Common Stock, one member to each class of the Board of Directors, one of whom shall be elected by the Board of Directors to serve as the Chairman of the Board, (ii) at least 500,000 but fewer than 1,000,000 shares of the Corporation's Common Stock one member to Class II, which class shall initial serve for a two-year term, and who shall serve as the Chairman of the Board; and (iii) at least 300,000 but fewer than 500,000 shares of the Corporation's Common Stock, one member to Class I, which class shall initially serve for a one-year term."

         3. The Amended and Restated Articles of Incorporation are hereby amended by adding a new Article 6 thereto, which shall read in full as follows:

                  "6. Actions of the Board of Directors shall require the vote of the majority of the entire Board of Directors, including unfilled vacancies thereon. The By-laws shall, from time to time, prescribe the number of directors which shall constitute a quorum for the transaction of business, which number shall in no case be less than the minimum number needed for the Board of Directors to approve action."

         4. The foregoing amendments to the Amended and Restated Articles of Incorporation have been duly adopted at a meeting of the Board of Directors. Notice setting forth the foregoing amendments and stating that an annual meeting of shareholders would be held to, among other reasons, take action thereon was given as required by law to all shareholders of the Corporation entitled to vote thereon. The foregoing amendments were approved by the affirmative vote of at least two-thirds of all outstanding shares of each class entitled to vote thereon at such annual meeting.

         The undersigned verifies under penalties of perjury that he is the duly elected and surviving president of the Corporation, that the foregoing statements are true and correct in all material respects, and that they are the actions taken of the Corporation.

Dated:  December 9, 1997



                                        /s/ Howard E. Chase
                                        ----------------------------------------
                                        Howard E. Chase
                                        President



WITNESS:


[illegible]
-----------------------------------

                            TRIDENT ROWAN GROUP, INC.

                               ARTICLES OF REVIVAL

         FIRST: The name of the corporation at the time its charter was forfeited was "Trident Rowan Group, Inc."

         SECOND: The name that the corporation will use after revival is "Trident Rowan Group, Inc."

         THIRD: The name and address of the resident agent are The Corporation Trust Incorporated at 300 East Lombard Street, Baltimore, MD 21202.

         FOURTH: These Articles of Revival are for the purpose of reviving the charter of the corporation.

         FIFTH: At or prior to the filing of these Articles of Revival, the corporation has;

                  (a)      paid all fees required by law;

                  (b) filed all annual reports which should have been field by the corporation if its charter had not been forfeited; and

                  (c) paid all state and local taxes, except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited whether or not barred by limitations.

         SIXTH: The address of the principal office in the State of Maryland is c/o The Corporation Trust Incorporated at 300 East Lombard Street, Baltimore, MD 21202.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         I hereby consent to my designation in this document as resident agent for this corporation.

                                   SIGNED: /s/ Billie Swoboda, VP
                                           -----------------------------------
                                           Resident Agent
                                           Billie J. Swoboda, VP
                                           The Corporation Trust Incorporated



         The undersigned who were respectively the last acting President and Secretary of the corporation severally acknowledge these Articles of Revival to be their act.

                                             /s/ Mark Hauser
                                             -----------------------------------
                                             Mark Hauser
                                             President


STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

Before me, the undersigned, a Notary Public of the State of New York, personally appeared Mark Hauser, having been sworn by me according to law did depose and say he was the President of Trident Rowan Group, Inc. (the "Company") and did acknowledge the execution of the foregoing Articles of Revival on behalf of the Company.

WITNESS my hand and notarial seal this the 24th day of June, 2004.


/s. Donald Waldauer
------------------------------------
(Written Signature)


[Notary Stamp]
------------------------------------
(Printed Signature)

                                             /s/ Mark Hauser
                                             -----------------------------------
                                             Mark Hauser
                                             Secretary


STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

Before me, the undersigned, a Notary Public of the State of New York, personally appeared Mark Segale, having been sworn by me according to law did depose and say he was the Secretary of Trident Rowan Group, Inc. (the "Company") and did acknowledge the execution of the foregoing Articles of Revival on behalf of the Company.

WITNESS my hand and notarial seal this the 1 day of July, 2004.


/s/ Liliya Suris
------------------------------------
(Written Signature)


[Notary Stamp]
------------------------------------
(Printed Signature)

STATE OF NEW YORK         )
                          )          AFFIDAVIT
COUNTY OF NEW YORK        )

                  I, Mark Hauser, Joint Chief Executive Officer of Trident Rowan Group, Inc., a Maryland corporation (the "Corporation"), hereby declare that the Corporation has paid all State and local taxes on real estate, and all interest and penalties due by the Corporation or which would have become due if the Corporation's charter had not been forfeited whether or not barred by limitations.

                                             /s/ Mark Hauser
                                             -----------------------------------
                                             Mark Hauser


STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

I hereby certify that on July 21st, 2004, before me, the subscriber, a notary public of the State of New York, personally appeared Mark Hauser and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

As witness my hand and notarized seal this the 21st day of July, 2004.


/s/ Rosana Plasensia
------------------------------------
(Written Signature)


[Notary Stamp]
------------------------------------
(Printed Signature)


My Commission expires December 10, 2005

                           ARTICLES OF SHARE EXCHANGE
                                     BETWEEN
                            TRIDENT ROWAN GROUP, INC.
                                       AND
                               COMTECH GROUP, INC.

         Trident Rowan Group, Inc., a corporation organized and existing under the laws of the State of Maryland ("TRG"), and Comtech Group, Inc., a corporation organized and existing under the laws of the Cayman Islands ("Comtech"), do hereby certify that:

         FIRST: TRG agrees to acquire all of the issued and outstanding stock of Comtech and Comtech agrees to have such stock acquired by TRG, in a statutory share exchange.

         SECOND: The name and place of incorporation of each party to these Articles are Trident Rowan Group, Inc., a Maryland corporation, and Comtech Group, Inc., a Cayman Islands corporation. Trident Rowan is acquiring the stock of Comtech in the share exchange.

         THIRD: TRG (which is the successor corporation in the share exchange) has its principal office in Maryland located at The Corporation Trust Incorporated at 300 East Lombard Street, Baltimore MD 21202. Comtech was incorporated on April 26, 2002 under the Cayman Islands' Companies Law (2003 Revision), has no office in the State of Maryland and is not qualified to do business in the State of Maryland.

         FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by each party to these Articles in the manner and by the vote required, in the case of TRG, by its charter and the laws of Maryland and, in the case of Comtech, by its charter and the laws of the Cayman Islands (as required by Section 3-105(a)(4) of the Maryland General Corporation Law). The manner of approval was as follows:

                           (a) The board of directors of TRG, at a meeting held
                  on April 23, 2004, adopted a resolution which declared that the proposed share exchange was advisable on substantially the terms and conditions set forth or referred to in a resolution, which terms and conditions are more fully set forth in the Share Exchange Agreement, dated as of May 25, 2004 (the "Share Exchange Agreement"), between TRG and Comtech.

                           (b) The board of directors of Comtech, at a meeting
                  held on May 17, 2004, adopted a resolution which declared that the proposed share exchange was advisable on substantially all terms and conditions set forth or referred to in the resolution and directed that the proposed share exchange be submitted for consideration at a special meeting of the stockholders of Comtech.

                           (c) The proposed share exchange was approved by the
                  stockholders of Comtech at a special meeting of stockholders duly called and held on May 17, 2004, by the affirmative vote of all votes entitled to be cast on the matter.

         FIFTH: The total number of shares which TRG has authority to issue is 50,000,000 all of which are common stock with a par value of $.01 per share, the aggregate par value of which share is $500,000.

         SIXTH: The manner and basis of exchanging the stock of Comtech to be acquired for the stock to be issued by TRG, the successor, is that approximately
4.05 shares of the common stock of TRG shall be issued and delivered in exchange for each one share of Comtech common stock, a portion of which shares shall be held in an escrow account and disposed of in accordance with the terms and conditions of the Share Exchange Agreement.

         SEVENTH: The share exchange shall become effective upon the filing of these Articles of Share Exchange with the State Department of Assessments and Taxation of the State of Maryland.

         IN WITNESS WHEREOF, Trident Rowan Group, Inc. and Comtech Group, Inc. have caused these Articles of Share Exchange to be signed in their name and on their behalf by their respective presidents, each of whom hereby acknowledge in the name of and on behalf of said corporation that the foregoing Articles of Share Exchange as the act of the corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof by the corporation are true in all material respects under penalties of perjury, as of this 22 day of July, 2004.



ATTEST                                       TRIDENT, ROWAN GROUP, INC.


/s/ Mark Segall                              By: /s/ Mark Hauser
--------------------------------                 -------------------------------
Secretary                                        Mark Hauser, President


                                             COMTECH GROUP, INC.

/s/ Hope Ni                                  By: /s/ Jeffrey Kang
--------------------------------                 -------------------------------
Secretary                                        Jeffrey Kang, President

                               ARTICLES OF MERGER
                                       OF
                               COMTECH GROUP, INC.
                                       AND
                            TRIDENT ROWAN GROUP, INC.

         FIRST: Comtech Group, Inc. ("Comtech") and Trident Rowan Group, Inc. ("Trident"), being the corporations which are the parties to these Articles of Merger, do hereby agree to effect a merger of said corporations upon the terms and conditions herein set forth.

         SECOND: The name of the successor corporation is Trident Rowan Group, Inc., which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law with its principal office in the State of Maryland located in Baltimore City, Baltimore County. The corporate existence of Trident shall continue upon the effective date of the merger pursuant to the provisions of the Maryland General Corporation Law.

         THIRD: The name of the corporation to be merged with and into Trident, the successor corporation, is Comtech Group, Inc., which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law with its principal office in the State of Maryland located in Baltimore City, Baltimore County. The corporate existence of Comtech will cease upon the effective date of the merger pursuant to the provisions of the Maryland General Corporation Law. Comtech owns no interest in land in the State of Maryland. All of the issued shares of stock of Comtech are owned by Trident .

         FOURTH: No amendments to the charter of Trident are to be effected as part of the merger, other than the change of its corporate name to "Comtech Group, Inc."

         FIFTH: The authorized share structure of each of the corporations which is a party to these Articles of Merger is as follows:

                                 Comtech Group, Inc.   Trident Rowan Group, Inc.
------------------------------   -------------------   -------------------------
Total number of shares                 200                    50,000,000
of all classes:
------------------------------   -------------------   -------------------------
Number and par value of                  0                         $0.01
shares of each class:
------------------------------   -------------------   -------------------------
Number of shares without               200 Common                   None
par value of each class:
------------------------------   -------------------   -------------------------
Aggregate par value of                   0                         $0.01
all shares with par value:
------------------------------   -------------------   -------------------------

         SIXTH: The issued shares of Comtech shall not be converted or exchanged in any manner. All of the issued shares of stock of Comtech shall, upon the effective date of the merger, be surrendered and extinguished. The shares of stock of Trident shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of stock of the successor corporation

         SEVENTH: The terms and conditions of the merger herein set forth were advised, authorized, and approved by Comtech in the manner required by its charter and the provisions of the Maryland General Corporation Law. The said merger and the aforesaid terms and conditions were approved in the manner herein-after set forth. The Board of Directors of Comtech adopted a resolution approving the proposed merger of Comtech with and into Trident on substantially the terms and conditions set forth in or referred to in said resolution. Said resolution of the Board of Directors was adopted by a written consent signed on July 30, 2004 by all of the members of the Board of Directors without a meeting. The sole shareholder of Comtech adopted a resolution approving the proposed merger of Comtech with and into Trident on substantially the terms and conditions set forth in or referred to in said resolution. Said resolution of the sole shareholder of Comtech was adopted by a written consent signed on July 30, 2004.

         The terms and conditions of the merger herein set forth were advised, authorized, and approved by Trident in the manner required by its charter and the provisions of the Maryland General Corporation Law. The said merger and the aforesaid terms and conditions were approved in the manner herein-after set forth. The Board of Directors of Trident adopted a resolution approving the proposed merger of Comtech with and into Trident on substantially the terms and conditions set forth in or referred to in said resolution. Said resolution of the Board of Directors was adopted by a written consent signed on July 30, 2004 by all of the members of the Board of Directors without a meeting.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of Comtech by its President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief; and these Articles of Merger are hereby signed for and on behalf of Trident by its Chief Executive Officer, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts stated therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief.

COMTECH GROUP, INC.                          TRIDENT ROWAN GROUP, INC.


By: /s/ Jingwei (Jeffrey) Kang               By: /s/ Jingwei (Jeffrey) Kang
    ------------------------------               -------------------------------
    Jingwei (Jeffrey) Kang                       Jingwei (Jeffrey) Kang
    President                                    Chief Executive Officer


Attest:                                      Attest:


/s/ Hope Ni                                  /s/ Hope Ni
----------------------------------           -----------------------------------
Secretary                                    Secretary


Dated: August 2, 2004                        Dated: August 2, 2004

                              ARTICLES OF AMENDMENT

         1. Comtech Group, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         2. The charter of the Corporation is hereby amended in its entirety as follows:

          "4.1 NUMBER OF SHARES AUTHORIZED; PAR VALUE. Prior to the amendment of the Articles of Incorporation of the Corporation, the total number of shares of all classes of stock which the Corporation had authority to issue was 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"). After giving effect to the amendment to the Articles of Incorporation of the Corporation, the total number of shares of all classes of stock which the Corporation shall have authority to issue is 200,000,000 shares of Common Stock, par value $0.01 per share."

         3. This amendment of the charter has been approved by the directors and shareholders.

         4. We, the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.


/s/ Jeffrey Kang                             /s/ Hope Ni
------------------------------               -----------------------------------
Jeffrey Kang, President                      Hope Ni, Secretary



Comtech Group, Inc.
c/o Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154